SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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PLYMOUTH INDUSTRIAL REIT, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110

April 29, 2024

Dear Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend the 2024 Annual Meeting of Stockholders of Plymouth Industrial REIT, Inc. (the “Company”). The Annual Meeting will be held beginning at 2:00 p.m., Eastern Time, on Thursday, June 27, 2024, at the principal offices of the Company, located at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. During the Annual Meeting, stockholders will have the opportunity to vote on each item of business described in the enclosed notice of the Annual Meeting and accompanying Proxy Statement.

The accompanying Proxy Statement provides detailed information concerning the matters to be acted upon at the Annual Meeting. We urge you to review this Proxy Statement and each of the proposals carefully. It is important that your views be represented at the Annual Meeting regardless of the number of shares of common stock you own or whether you are able to attend the Annual Meeting in person.

In accordance with rules adopted by the Securities and Exchange Commission, we are making available to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our 2023 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2023 Annual Report to Stockholders and a form of proxy card.

Regardless of whether you plan to attend the Annual Meeting in person, I urge you to submit your proxy as soon as possible to assure your representation at the Annual Meeting. For your convenience, you can submit your proxy and voting instructions in any one of the following ways:

•	Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions on your proxy card.
•	By Telephone. You may submit your proxy card and voting instructions by calling the toll-free number found on your proxy card.
•	By Mail. You may submit your proxy and voting instructions by completing, dating and signing the enclosed proxy card and returning it promptly in the envelope provided.

On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in Plymouth Industrial REIT, Inc.

Sincerely,

/s/ Jeffrey E. Witherell

Jeffrey E. Witherell Chairman of the Board and Chief Executive Officer

PLYMOUTH INDUSTRIAL REIT, INC.

PROXY STATEMENT

PLYMOUTH INDUSTRIAL REIT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held June 27, 2024

To Our Stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Plymouth Industrial REIT, Inc. will be held at our principal executive offices, located at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, on Thursday, June 27, 2024, at 2:00 p.m. (Eastern time) for the following purposes:

1.	To elect seven director nominees, who are named in the accompanying Proxy Statement, each to serve a one-year term expiring in 2025;
2.	To consider an advisory, non-binding vote on executive compensation;
3.	To consider an advisory, non-binding vote on the frequency of future votes on executive compensation; and
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Only stockholders of record at the close of business on April 12, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

Our Board of Directors unanimously recommends that stockholders vote (1) FOR the election of the seven director nominees, who are named in the accompanying Proxy Statement, (2) FOR the executive compensation program, (3) FOR the holding of future advisory votes on executive compensation every three years, and (4) FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Our stockholders are cordially invited to attend the Annual Meeting in person. For directions to our headquarters, please contact me at (617) 340-6343.

By Order of our Board of Directors

/s/ Anne A. Hayward

Anne A. Hayward

Senior Vice President, General Counsel and Secretary

April 29, 2024

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURING IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT

2023 Business Highlights

We are a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Since our initial public offering in June of 2017, we have acquired 187 buildings totaling approximately 29.9 million square feet for a total purchase price of approximately $1.4 billion or $55.94 per square foot. As of December 31, 2023, our wholly owned portfolio totals approximately 34 million square feet.

In addition, during 2023 we initiated construction on $19.3 million of new development projects across three buildings within the Jacksonville market. We completed five projects within the Atlanta, Cincinnati and Jacksonville markets, creating an additional 651,614 rentable square feet.

Our ability to execute on our operational goals and maintain strong occupancy throughout the year is a testament to the commitment of our team, the resiliency of our tenants and the strong fundamentals within our targeted markets. In 2023, we collected approximately 99.3% of rents. Our leasing activity across all our markets included the execution of lease renewals and new leases for over 5.6 million square feet yielding a rental rate increase of 21.0% over prior leases on a cash basis.

QUESTIONS AND ANSWERS REGARDING THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these proxy materials?

Our Board of Directors is soliciting your proxy to vote your shares of our common stock at the 2024 Annual Meeting of Stockholders because you owned shares of our common stock at the close of business on April 12, 2024, the record date for the annual meeting, and are therefore entitled to vote at the Annual Meeting. A Notice of Internet Availability of Proxy Materials, along with a proxy card, is being mailed on or about April 29, 2024 to stockholders of record as of April 12, 2024. We have made the Proxy Statement and 2023 Annual Report available to you on the Internet at the following address: www.plymouthreit.com. The proxy provides you with the opportunity to vote on the proposals presented at the Annual Meeting, whether or not you attend the meeting.

What will be voted on at the Annual Meeting?

Our stockholders will vote on four proposals at the Annual Meeting:

1.	The election of seven directors, who are each to serve a one-year term expiring in 2025 or until his or her successor is elected and qualified;
2.	To consider an advisory, non-binding vote on executive compensation;
3.	To consider an advisory, non-binding vote on the frequency of future votes on executive compensation; and
4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2024.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the Annual Meeting.

How will we solicit proxies, and who bears the cost of proxy solicitation?

Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. These individuals do not receive separate compensation for these services. In accordance with the regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the Annual Meeting?

Our Board of Directors has fixed the close of business on Friday, April 12, 2024, as the record date for the Annual Meeting. Only stockholders of record on that date are entitled to receive notice of and vote at the Annual Meeting. As of Friday, April 12, 2024, the only outstanding class of our securities entitled to vote at the Annual Meeting is our common stock, $0.01 par value per share. On that date, we had 900,000,000 shares of common stock authorized, of which 45,382,076 shares were outstanding.

You (if you, rather than your broker, are the record holder of our stock) can vote either (1) in person by attending the Annual Meeting or (2) by proxy, whether or not you attend the Annual Meeting. If you would like to attend the Annual Meeting in person and need directions, please contact Anne A. Hayward by e-mail at anne.hayward@plymouthrei.com or by telephone at 617-340-6343. You may vote your shares on the Internet or via mobile device (smartphone or tablet) or, if you request written proxy materials, by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the Notice and the proxy card.

How many votes must be present to hold the Annual Meeting?

A “quorum” must be present to hold the Annual Meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Your shares, once represented for any purpose at the Annual Meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the Annual Meeting. As of April 12, 2024, we had 45,382,076 shares of common stock outstanding; thus, we anticipate that the quorum for the Annual Meeting will be 22,691,039 shares.

How many votes does a stockholder have per share?

Our stockholders are entitled to one vote for each share of common stock held as of the record date.

What is the required vote on each proposal?

Directors are elected by a plurality vote; the candidates up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Stockholders do not have the right to cumulate their votes.

The ratification of the advisory, non-binding vote on executive compensation and the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2024 requires the affirmative vote of a majority of the votes cast.

The option of every year, every two years or every three years that receives the highest number of votes cast by the stockholders will be the frequency for future say-on-pay votes.

How will the proxy be voted, and how are votes counted?

If you vote by proxy (either by voting on the Internet, via mobile device or by properly completing and returning a paper proxy card that you receive upon requesting written proxy materials), the shares represented by your proxy will be voted at the Annual Meeting as you instruct, including at any adjournments or postponements of the meeting. If you are a stockholder of record as of April 12, 2024, there are four ways to ensure your shares of our common stock are represented and voted at the Annual Meeting:

•	Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions on your proxy card.
•	By Telephone. You may submit your proxy and voting instructions by calling the toll-free number on your proxy card.
•	By Mail. You may submit your proxy and voting instructions by completing, dating and signing the enclosed proxy card and returning it promptly in the envelope provided.
•	In Person. You may vote your shares of our common stock in person at the Annual Meeting. If you desire to vote your shares in person at the Annual Meeting, please request, complete and deliver to the proxies a ballot prior to the time that ballots are collected at the Annual Meeting.

If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the Annual Meeting and any adjournments or postponements as follows:

1.	“FOR” the election of nominees to the Board of Directors: Philip S. Cottone, Richard J. DeAgazio, David G. Gaw, John W. Guinee, Caitlin Murphy, Pendleton P. White, Jr. and Jeffrey E. Witherell, each to serve a one-year term expiring in 2025;
2.	“FOR” the executive compensation program;
3.	“FOR” the holding of future advisory votes on executive compensation every three years; and
4.	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2024.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you are the beneficial owner of shares held by a broker, bank or other nominee, you must provide voting instructions to such broker, bank or other nominee as to how to vote your shares. If you do not provide instructions to your broker, bank or other nominee, your shares will not be voted in any “non-routine” matter on which your broker does not have discretionary authority to vote. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on any “non-routine” matter, nor will they be counted as a vote FOR or AGAINST such a matter or as an abstention on such matter. Under the rules of the New York Stock Exchange (the “NYSE”), which is the stock exchange on which our common stock is listed, the ratification of the appointment of our independent registered public accountants is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this matter. In contrast, the election of directors, the advisory, non-binding vote on executive compensation and the advisory, non-binding vote on the frequency of future votes on executive compensation are “non-routine” matters, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. It is important that you instruct your broker as to how you wish to have your shares voted, even if you wish to vote as recommended by our Board of Directors.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy (1) by giving written notice to our Corporate Secretary, Anne A. Hayward, before the Annual Meeting, (2) by granting a subsequent proxy on the Internet or mobile device, or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of your stock, a proxy can also be revoked by appearing in person and voting at the Annual Meeting. Written notice of the revocation of a proxy should be delivered to the following address: Plymouth Industrial REIT, Inc., 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, Attention: Anne A. Hayward, Corporate Secretary.

PROPOSAL 1
ELECTION OF DIRECTORS

The following table and biographical descriptions set forth certain information regarding each director currently serving on our Board of Directors, who are being nominated for re-election, and includes a brief description of the experience, qualification and skills that led us to conclude that such individual should be and remain a member of our Board. We believe that our Board of Directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of our stockholders, including the qualifications described below. We have attempted below to highlight certain notable experience, qualifications and skills for each director, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses. Each of the nominees set forth below is currently serving as a director of the Company.

Board of Directors’ Qualifications/Experience

	Witherell	White	Cottone	DeAgazio	Gaw	Guinee	Murphy
Risk Oversight	X			X	X
REITs/ Real Estate/ Development	X	X	X	X	X	X
Capital Markets/ Investment Banking	X				X	X
Executive Leadership	X	X	X	X	X	X	X
Audit/Financial	X		X		X	X
Other Public Company Board Experience	X		X	X	X	X
Corporate Governance	X		X	X	X	X	X
Industrial/ Logistics	X	X				X	X
Cybersecurity	X				X	X
Sustainability	X			X			X

Name	Age	Background, Qualification and Skills
Philip S. Cottone	84	Mr. Cottone has been one of our independent directors and a member of the Board’s Audit Committee since the completion of our initial listed public offering. He is currently a member of the Board’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. He is an attorney by background and has been an arbitrator since 1977 as well as a mediator since 1995 for FINRA, the American Arbitration Association, and the Counselors of Real Estate, primarily concentrating in securities, real estate, and general commercial matters. He has been certified by the International Mediation Institute at The Hague and is a member of the American College of Civil Trial Mediators. For six years, through 2015, he was an officer of the governing Council of the ABA Dispute Resolution Section, a member of the Faculty of the Annual Arbitration and Mediation Institutes, and Co-Chair of the Arbitration Institute in 2016 and 2017. From 2003 to 2008, Mr. Cottone was a member of the Board of Government Properties Trust (NYSE – GPT) and Chair of the Nominating and Governance Committee, and from 2004 to 2009 he was Lead Director of Boston Capital REIT, a public, non-traded REIT. In 1981, Mr. Cottone co-founded Ascott Investment Corporation, a real estate investment, development and syndication company, and as Chairman and CEO, and founder and President of its NASD broker-dealer, he headed a staff of 65 people in the acquisition, management, capital raising and sale of more than thirty real estate programs in fourteen states. From 1972 to 1981, Mr. Cottone was Senior Real Estate officer and Group Executive of IU International (NYSE – IU), a $2 billion Fortune 100 company, and previously, from 1966 to 1972, he was Manager of Real Estate at the Port of NY Authority, where, among other things, he was responsible for the acquisition of the World Trade Center property in Manhattan. From 1977 through 1983, and again from 1998 through 2002, he was General Counsel and member of the Executive Committee of the International Right of Way Association, and from 1988 to 1997 he was Trustee and Treasurer of the IRWA Foundation. In 1988 he was national President of RESSI, the Real Estate Securities and Syndication Institute, and in 2004 he was national Chair of The Counselors of Real Estate, both affiliates of the National Association of Realtors. From 1989 to 1991 he was Governor of the NASD (National Association of Securities Dealers) Board, the predecessor to FINRA, and was Vice Chairman in 1991. He was a member of the National Business Conduct Committee of the Board in 1989, and Chair in 1990. For ten years, from 1995 to 2005, he was an adjunct on the faculty of the Real Estate Institute at New York University, teaching a course he wrote in real estate securities. Mr. Cottone has an A.B. from Columbia College where he was awarded the Burdette Kinne Prize for Humanities, and an L.L.B. from New York University where he received the Administrative Law Prize. Mr. Cottone was selected as a director because of his extensive investment and finance experience, board service and corporate governance experience.

Richard J. DeAgazio	79	Richard J. DeAgazio has been one of our independent directors since the completion of our initial listed public offering. He is also currently the chairperson of the Board’s Compensation Committee and a member of our Nominating and Corporate Governance Committee and Sustainability Committee. Mr. DeAgazio has been the principal of Ironsides Assoc. LLC., a consulting company in marketing and sales in the financial services industry, since he founded the company in June 2007. He is also currently, and has been since 2009, Chairman of the Soom, Inc., a supply chain software company and a member of the Board of Directors of Commodore Builders, a construction management firm. Mr. DeAgazio is, and has been since 2016, Chairman of the Advisory Board of Billaway.com, a cloud-based technology platform in the mobile data industry. In 1981, he joined Boston Capital Corp., a diversified real estate and investment banking firm, which, through its various investment funds, owns over $12 billion in real estate assets, as Executive Vice President and Principal. He founded and served as the President of Boston Capital Securities, Inc., a FINRA-registered broker dealer, which is an affiliate of Boston Capital Corp., from 1981 through December 2007. Mr. DeAgazio formerly served on the National Board of Governors of FINRA and served as a member of the National Adjudicatory Council of FINRA. He was the Vice Chairman of FINRA’s District 11 and served as Chairman of the FINRA’s Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the FINRA State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (MA Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresdner Securities (USA), Inc., an international investment-banking firm owned by four major European banks and was a Vice President of Burgess & Leith/Advest. He was a member of the Boston Stock Exchange for 42 years. He was on the Board of Directors of Cognistar Corporation and FurnitureFind.com and recently retired from serving as Vice-Chairman of the Board of Trustees of Bunker Hill Community College, the Board of Trustees of Junior Achievement of Massachusetts, and the Board of Advisors for the Ron Burton Kid’s Training Village. He is on the Board of Corporator, Emeritus, of Northeastern University and also is active on the Boards of numerous not-for-profit organizations. He graduated from Northeastern University. Mr. DeAgazio was selected as a director because of his extensive senior executive officer and board service experience and experience with real estate operations.

David G. Gaw	72	David G. Gaw has been one of our independent directors since the completion of our initial listed public offering and is our lead independent director. He also currently serves as the chairperson of the Board’s Audit Committee and as a member of the Cybersecurity Committee. Mr. Gaw is currently a real estate project consultant. From November 2009 through January 2011, Mr. Gaw served as Chief Financial Officer of Pyramid Hotels and Resorts, a REIT that focused on hospitality properties. From September 2008 through November 2009, Mr. Gaw was engaged in managing his personal investments. From June 2007 to September 2008, he was Chief Financial Officer of Berkshire Development, a private real estate developer that focused on retail development. From April 2001 until June 2007, he served as the Senior Vice President, Chief Financial Officer and Treasurer of Heritage Property Investment Trust, Inc., a then-publicly traded REIT listed on the NYSE (NYSE:HTG). Mr. Gaw was serving in those capacities when Heritage Property engaged in its initial public offering. Mr. Gaw served as Senior Vice President of Boston Properties, Inc., a publicly traded REIT listed on the NYSE (NYSE: BXP), from 1982 - 2000, and also served as its Chief Financial Officer beginning at the time of its initial public offering in 1997. Mr. Gaw received a Bachelor of Science degree and an MBA from Suffolk University. Mr. Gaw was selected as a director because of his extensive experience with financial reporting, accounting and controls and REIT management.

John W. Guinee	68	John W. Guinee has been one of our independent directors since January 2021. He also currently serves as a member of the Board’s Audit Committee, Compensation Committee and Cybersecurity Committee. Mr. Guinee is currently acting as a capital markets consultant and private real estate investor. From March 2005 until July 2020, he was a Managing Director of Stifel, where he covered over 40 REITs in the office, industrial, multifamily, and diversified public sectors. During his 15-year career as a REIT research analyst, Mr. Guinee led the creation of new valuation methods for REITs, including estimating premiums and discounts over replacement costs and estimating the value creation of REITs over time. From March 2003 to March 2005, he was the Executive Vice President and Chief Investment Officer for Duke Realty (NYSE: DRE), where he participated in the company’s transition from an office/industrial REIT to an industrial only REIT. Prior to that, Mr. Guinee was the Executive Vice President and Chief Investment Officer for Charles E. Smith Residential Realty, where he led the growth of the company’s portfolio from 17,000 to 30,000 multifamily units, while transitioning the company from a single market REIT to a multi-market urban oriented REIT. Beginning in 1985, he served 11 years as Managing Director of LaSalle Investment Management and LaSalle Partners. From 1982 until 1985, Mr. Guinee worked as a development officer at Hines in San Francisco. He currently serves on the Artemis Real Estate Partners Advisory Board and the board of the Irvine Nature Center. Mr. Guinee received a Bachelor of Arts degree in economics from the University of Virginia and an MBA from the Darden School of Business at the University of Virginia. Mr. Guinee was selected as a director because of his extensive experience in real estate investments and capital markets transactions.

Caitlin Murphy	37	Ms. Murphy is one of our independent directors, a position she has held since April 2021. She also currently serves as the chairperson of both the Board’s Nominating and Corporate Governance Committee and Sustainability Committee. Ms. Murphy founded Global Gateway Logistics, a global freight forwarding and trade consulting firm, in September 2017 and has been Chief Executive Officer since that time. Prior to founding Global Gateway Logistics, she was Director of Business Development for Axis Worldwide Supply Chain & Logistics from September 2015 through April 2017. Prior to that, Ms. Murphy was an International General Commodities Specialist for UniGroup Worldwide Logistics, and she began her career with IM Force in Beijing, China as an Associate in business development and marketing. During her 11-year career in domestic and global logistics, Ms. Murphy managed an extensive portfolio of large scale domestic and global hospitality logistics and warehousing projects. Ms. Murphy received a BSBA in International Business from the University of Missouri and attended Peking University. She is on the board of Camp Circle Star, a Missouri based nonprofit organization that provides camp opportunities for children with disabilities throughout the region. Ms. Murphy was selected as a director because of her extensive experience in the logistics industry and firsthand knowledge of industrial markets throughout the Midwest, including the fundamentals driving demand for industrial space.

Pendleton P. White, Jr.	64	Pendleton P. White, Jr. has been one of our directors since the formation of the Company. Mr. White has over 25 years of experience in commercial real estate, serving in numerous capacities including investment banking, property acquisitions and leasing. From March 2011 through July 2023, Mr. White was our President and Chief Investment Officer, and from November 2008 through March 2011, Mr. White was engaged in the formation of Plymouth Group Real Estate. Prior to that, Mr. White was Executive Vice President and Managing Director at Scanlan Kemper Bard (SKB) from September 2006 through November 2008, where he ran SKB’s East Coast office and managed the funding of SKB Real Estate Investors Fund I. From March 2002 through September 2006, Mr. White was employed as an investment executive with Franklin Street Properties Corp., a publicly traded REIT, and its subsidiary, FSP Investments LLC. During that time, Mr. White was involved in the acquisition and syndication of numerous structured REITs throughout the United States. From 1997 to 2001, Mr. White was Principal and Director of North Shore Holdings, a family-owned real estate investment firm. From 1993-1997, Mr. White was Co-Director of Investment Sales at Coldwell Banker Commercial Real Estate Services (now CBRE) and was responsible for overseeing the acquisition and disposition of commercial properties throughout New England. Mr. White also was Vice President at Spaulding & Slye (now Jones Lang LaSalle) from 1991-1993 and Senior Sales Consultant at the Charles E. Smith Companies (now Vornado), in Washington, DC, from 1987-1992 and was responsible for property leasing and investment sale transactions. Mr. White began his career at Coldwell Banker in 1982. Since then, he has been involved in over $1 billion of real estate transactions either serving as a broker, investor, consultant, or investment banker. Mr. White received a Bachelor of Science degree from Boston University and is a member of several real estate organizations. Mr. White was selected as a director because of his extensive knowledge and insight regarding industrial properties and detailed knowledge of our acquisition and operational opportunities and challenges.

Jeffrey E. Witherell	59	Jeffrey E. Witherell is our Chief Executive Officer and Chairman of the Board and has held these positions since the formation of the Company. He also currently serves as a member of the Board’s Cybersecurity Committee and Sustainability Committee. Mr. Witherell oversees all aspects of our business activities, including the acquisition, management, and disposition of assets. Mr. Witherell has been involved in real estate investment, development, and banking activities for over 25 years. He, along with Mr. White, formed Plymouth Industrial REIT in 2011. From April 2008 through 2011, Mr. Witherell was engaged in the formation and operation of Plymouth Group Real Estate and Plymouth Real Estate Capital LLC, a FINRA registered broker/dealer. From April 2000 to March 2008, Mr. Witherell was employed as an investment executive with Franklin Street Properties Corp., a publicly traded REIT, and its subsidiary, FSP Investments LLC. During that time, Mr. Witherell was involved in the acquisition and syndication of 34 separate property investments, structured as single asset REITs, in 12 states, which raised in the aggregate approximately $1.2 billion. From 1999 to 2000, he was affiliated with IndyMac Bank where he was responsible for closed-loan acquisitions. From 1996 to 1999, Mr. Witherell was COO for GAP LP, a real estate investment firm where he was responsible for the acquisition and subsequent development of several real estate investments in Pennsylvania, Massachusetts, Wyoming and Nova Scotia, Canada. From 1994 to 1996, he founded and served as president of Devonshire Development, Inc., a Massachusetts based real estate development firm, where he was responsible for the acquisition and subsequent development of several real estate ventures. From 1990 to 1994, he was vice president of property management at New Boston Management, Inc., a Boston based real estate management firm. His responsibilities included property management and property disposition services. From 1987 to 1990, he was vice president of development for Kirkwood Development, an Oklahoma City based real estate development firm. His responsibilities included the development and construction of twelve development projects throughout New England. From 1982 to 1987, Mr. Witherell was employed at Dewsnap Engineering, a Boston based civil engineering and land surveying firm, where he was responsible for performing land surveying, permitting, design, and construction management services. Mr. Witherell graduated from Emmanuel College in Boston with a Bachelor of Science degree in business, earned his MBA from Endicott College and is a member of several real estate organizations. He is a board member of AdventCare Inc., a Massachusetts based nonprofit organization that owns and operates skilled nursing facilities. In addition, he is a member of the Advisory Board at the Ohio State University Center for Real Estate. Mr. Witherell was selected as a director because of his ability to lead our company and his detailed knowledge of our strategic opportunities, challenges, competition, financial position and business.

Each of the persons listed above has been nominated by our Board of Directors to serve as a director for a one-year term expiring at the annual meeting of stockholders occurring in 2025. Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors.

Required Vote

Directors are elected by a plurality vote; the nominees who receive the highest number of votes cast, up to the number of directors to be elected, are elected.

Our Board of Directors unanimously recommends a vote “FOR” the election of each of the seven nominees for director to the Board of Directors.

CORPORATE GOVERNANCE

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

Annual election of directors
Regular executive sessions of independent directors
Independent board: five of our seven current directors are “independent” under NYSE rules
Lead independent director
All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are “independent” under NYSE rules
Two of the three members of the audit committee qualify as "audit committee financial experts" as defined by the SEC
Annual board, committee and director self-evaluations, assisted by outside counsel
Stockholder ability to amend bylaws
No stockholder rights plan (i.e., “poison pill”) without stockholder approval or ratification
Opted out of Maryland control share acquisition and business combination statutes and may not opt back in without stockholder approval
Anti-hedging and anti-pledging policies
Code of Ethics and Business Conduct for employees and directors

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. As warranted, our independent directors meet in executive sessions without the presence of our corporate officers or non-independent directors.

Board Leadership Structure

Our business is managed through the oversight and direction of our Board of Directors. Our Board of Directors currently consists of seven members: Philip S. Cottone, Richard J. DeAgazio, David G. Gaw, John W. Guinee, Caitlin Murphy, Pendleton P. White, Jr. and Jeffrey E. Witherell. Assuming that all of our nominees for director are elected, after the Annual Meeting there will continue to be seven directors, each of whom will have been elected for a one-year term. Our Board of Directors has determined that each of Philip S. Cottone, Richard J. DeAgazio, David G. Gaw, John W. Guinee and Caitlin Murphy is an “independent director” as defined under the listing rules of the NYSE, Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines.

Our Board of Directors considered the relationships between our directors and the Company when determining each director’s status as an “independent director” under the listing rules of the NYSE, Rule 10A-3 of the Exchange Act and the Company’s Corporate Governance Guidelines, including the relationships listed below under “Certain Relationships and Related Party Transactions.” Our Board of Directors determined that these relationships did not affect any director’s status as an “independent director.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.

As required by the NYSE rules, the independent directors of our Board of Directors periodically meet in executive session, without the presence of management or non-independent directors. Generally, these executive sessions follow each quarterly meeting. In 2023, the independent directors of our Board of Directors and our Audit Committee met in executive session four times (at each respective quarterly meeting). Our lead independent director, Mr. Gaw, presides over such independent, non-management sessions of our Board of Directors and our Audit Committee (Mr. Gaw is the chairperson of our Audit Committee).

Jeffrey E. Witherell, our Chief Executive Officer, serves as Chairman of our Board of Directors. We have chosen a Board leadership structure with Mr. Witherell serving as our Chairman because we believe this structure results in a single voice speaking for the Company and presents a unified and clear chain of command to execute our strategic initiatives and business plans. Also, the Chairman of our Board of Directors manages the Board in performing its duties and leads Board discussions. As our Chief Executive Officer, Mr. Witherell is ideally positioned to provide insight on the current status of our overall operations, our future plans and prospects and the risks that we face. Thus, he is the individual with the most knowledge about us and our operations and is responsible for leading the Board’s discussions. Our Board of Directors retains the authority to separate the positions of chairman and chief executive officer if it finds that the Board’s responsibilities can be better fulfilled with a different structure. Since the chairman and the chief executive officer are the same person, our Board of Directors has designated a lead independent director to coordinate the activities of the other independent directors and to perform any other duties and responsibilities that our Board of Directors may deem to be advisable. Mr. Gaw serves as our lead independent director and his responsibilities include: (1) serving as liaison between our chairman and the independent directors, (2) reviewing the type of information to be sent to our Board of Directors, (3) reviewing, in consultation with our chairman and others, agendas and schedules for Board meetings, and (4) having the authority to call meetings of the independent directors.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors rather than our full Board of Directors, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communications with our Board of Directors, Independent Directors and the Audit Committee.”

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its five standing committees, the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Cybersecurity Committee, and the Sustainability Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken and will take to monitor and control these exposures, including, setting guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our system of internal controls and reporting. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Cybersecurity Committee acts on behalf of the Board to provide oversight responsibility with respect to the Company’s information technology use and protection. Our Sustainability Committee assists our Board of Directors in overseeing the Company’s practices relating to corporate sustainability, including environmental, health and safety, human rights and social matters.

Our Board of Directors held six meetings in 2023. In 2023, all our directors attended at least 80% of our Board meetings as well as all of the meetings of the committees on which they served.

Board Committees

Our Board of Directors has established five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Cybersecurity Committee, and a Sustainability Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our Company.

Audit Committee

Our Audit Committee consists of Messrs. Cottone, Gaw and Guinee, with Mr. Gaw serving as chairperson. Both Mr. Gaw and Mr. Guinee qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board of Directors has determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee charter details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;
•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm; and
•	our overall risk profile.

Our Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this Proxy Statement.

Our Audit Committee met eight times in 2023. A copy of the charter of our Audit Committee is available on the investor relations webpage of our website, www.plymouthreit.com.

Compensation Committee

Our Compensation Committee consists of Messrs. Cottone, DeAgazio and Guinee, with Mr. DeAgazio serving as chairperson. Our Compensation Committee charter details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;
•	reviewing and approving the compensation of all of our other officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our Proxy Statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual Proxy Statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Our Compensation Committee met six times in 2023. A copy of the charter of our Compensation Committee is available on the investor relations webpage of our website, www.plymouthreit.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. DeAgazio and Cottone and Ms. Murphy, with Ms. Murphy serving as chairperson. Our Nominating and Corporate Governance Committee charter details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and approving qualified candidates for election as directors to fill vacancies on the board and/or approving nominees for election of directors at the annual meeting of stockholders;
•	developing and recommending to our board of directors corporate governance guidelines and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;
•	recommending to our board of directors nominees for each committee of our board of directors;
•	annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and
•	overseeing our board of directors’ evaluation of management.

In identifying and approving nominees for election as directors, our Nominating and Corporate Governance Committee may consider diversity of relevant experience, expertise, and background.

Our Nominating and Corporate Governance Committee met three times in 2023. A copy of the charter of the Nominating and Corporate Governance Committee is available on the investor relations webpage of our website, www.plymouthreit.com. Our Corporate Governance Guidelines and Code of Ethics and Business Conduct are also available on the investor relations webpage of our website, www.plymouthreit.com. If we make any substantive amendment to the Code of Ethics and Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics and Business Conduct to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Usually, nominees for election to the Board are proposed by the current members of our Board of Directors. Our Nominating and Corporate Governance Committee will also consider candidates that stockholders and others recommend. Stockholder recommendations should be addressed to: Anne A. Hayward, Corporate Secretary, 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. Your recommendations must be submitted to us no earlier than November 30, 2024, and no later than 5:00 p.m., Eastern Time on December 30, 2024 for consideration as a possible nominee for election to the Board at our 2025 annual meeting.

Cybersecurity Committee

Our Cybersecurity Committee consists of Messrs. Gaw, Guinee and Witherell, with Mr. Gaw serving as chairperson. Our Cybersecurity Committee charter details the principal functions of the Cybersecurity Committee, including:

•	providing oversight of policies, procedures, plans and execution intended to provide security, confidentiality, availability and integrity of our information technology;
•	overseeing the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems, including privacy, network security and data security;
•	reviewing and providing oversight on the policies and procedures of the Company in preparation for responding to any material incidents;
•	periodically reviewing with management our disaster recovery capabilities; and
•	overseeing our management of risks related to our information technology systems and processes, including privacy, network security and any internal audits of such systems and processes.

Please see our Annual Report on Form 10-K for the year ended December 31, 2023 for more information on our processes and procedures for addressing and managing cybersecurity and data privacy risks.

Our Cybersecurity Committee met three times in 2023.

Sustainability Committee

Our Sustainability Committee consists of Ms. Murphy and Messrs. DeAgazio and Witherell, with Ms. Murphy serving as chairperson. The Sustainability Committee’s purpose is to assist the Board in overseeing corporate practices relating to corporate sustainability, including environmental, health and safety, human rights, and social matters. Our Sustainability Committee charter details the principal functions of the Sustainability Committee, including:

•	reviewing and monitoring the Company’s practices related to corporate sustainability matters and making recommendations to the Board as appropriate; and
•	monitoring developments, trends, and best practices in managing corporate sustainability matters and making recommendations to the Board as appropriate.

Our Sustainability Committee met two times in 2023.

Communications with our Board of Directors, Independent Directors, and the Audit Committee

Our Board of Directors can be contacted by any party by addressing the correspondence to our Board of the Directors or the independent directors and submitting the correspondence to Anne A. Hayward, our Corporate Secretary, in one of the following ways:

•	By writing to Plymouth Industrial REIT, Inc., 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary;
•	By e-mail to anne.hayward@plymouthrei.com; or
•	By phone at 617-340-6343.

Our independent directors can be contacted by addressing correspondence to the address set forth above. In addition, appropriate e-mail correspondence can be sent to our lead independent director at the following address: leadindependentdirector@plymouthreit.com.

Relevant communications are distributed to our Board of Directors or any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communications. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of our Board of Directors should be excluded or redirected, as appropriate, such as: business solicitations, junk mail and mass mailings, resumes and other forms of job inquiries and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our regulatory compliance, accounting, audit or internal controls. The Audit Committee may be contacted by any party via mail or e-mail at the addresses listed below:

Chairperson

Audit Committee

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

auditcommittee@plymouthreit.com

Code of Ethics and Business Conduct

Our Board of Directors has established a Code of Ethics and Business Conduct that applies to our officers, directors, and employees. Among other matters, our Code of Ethics and Business Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Ethics and Business Conduct.

Any waiver of the Code of Ethics and Business Conduct for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE Regulations. Our Code of Ethics and Business Conduct, which is posted on our website (www.plymouthreit.com), is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics and Business Conduct on our website.

Director Compensation

Our Board of Directors has approved a compensation program for our non-employee directors, which consists of annual retainer fees and long-term equity awards. The material terms of the program are described below:

2023 Compensation of Directors

The following table sets forth compensation paid during 2023 to each of our non-employee directors:

	Fees Earned or Paid
Name	Fees Paid in Cash(1)	Fees Paid in Stock	Stock Awards(2)	All Other Compensation	Total
Philip S. Cottone	$61,250	$—	$59,992	$—	$121,242
Richard J. DeAgazio	$68,750	$—	$59,992	$—	$128,742
David G. Gaw	$68,750	$—	$59,992	$—	$128,742
John W. Guinee	$61,250	$—	$59,992	$—	$121,242
Caitlin Murphy	$61,875	$—	$59,992	$—	$121,867

____________

(1)	This column represents non-employee director annual retainer and additional annual retainer amounts, 100% of which was paid in cash and 0% was paid in shares of our common stock in lieu of cash.
(2)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock to the non-employee directors under our Third Amended and Restated 2014 Incentive Award Plan (the “Incentive Award Plan”), with each award vesting on the earlier to occur of (a) the date of the annual meeting of stockholders immediately following the grant date and (b) the first anniversary of the grant date, subject in each case to the director's continued service as a director of the Company. The annual equity grant made to directors is $60,000, rounded up or down to reflect the issuance of only whole shares.

Cash Compensation

Under the program, each non-employee director will be entitled to receive an annual cash retainer of $60,000. In addition, the chairperson of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance receive annual cash retainers in the amounts of $12,500, $10,000 and $7,500, respectively, with each other member of the Audit Committee receiving an annual retainer of $5,000. Annual retainers are paid quarterly in arrears.

Equity Compensation

In addition, under the Incentive Award Plan, each non-employee director who is serving on our Board of Directors as of the date of each annual meeting of stockholders, will be granted an award of restricted stock in a denominated dollar value equal to $60,000. These awards will vest on the earlier to occur of (a) the date of the annual meeting of stockholders immediately following the grant date and (b) the first anniversary of the grant date, subject in each case to continued service on our Board of Directors.

ENVIRONMENTAL STEWARDSHIP, SOCIAL RESPONSIBILITY AND GOVERNANCE

The Company and its Board of Directors are focused on building and maintaining a socially responsible and sustainable business that succeeds by delivering long-term value for our stockholders. Set forth below is an overview of the Company’s ongoing process to implement ESG strategies.

Environment–Social–Governance (ESG) at Plymouth

We have historically pursued effective environmental, social, and governance practices in pragmatic, informal ways, as an important part of our commitment to being a responsible corporate citizen. Indeed, “integrity” is one of our three founding pillars.

Increasingly, though, our stakeholders are expecting even more systemic and comprehensive ESG efforts from us, commensurate with the environmental and social challenges confronting our society.

Beginning last year, we embarked on a more formal ESG journey. We are now working carefully to understand the expectations of our key stakeholders, conducting benchmarking, and building solid, programmatic ESG initiatives. Already, we have made significant progress, and we are excited about moving even further, even faster in the years ahead. We published our first-ever full Environment-Social-Governance Report last year, and we look forward to sharing our progress with all our stakeholders on an ongoing basis.

Environmentally, we have several major initiatives presently underway.

We began by developing and having our Board of Directors formally approve four significant new environmental policies to guide our environmental efforts.

Our “Climate Change Policy & Strategy” specifies our governance for managing our approach to climate change (which includes our Sustainability Committee at the Board level and Management Committee for Environment & Sustainability, chaired by our CEO), our strategies for reducing greenhouse gas (GHG) emissions, our approach to managing climate change risk, and the climate change metrics and targets we are tracking.

Our “Environmental Impact Policy” highlights the efforts we are committed to making in both working with our tenants to support their environmentally responsible behavior and reducing the impact our buildings themselves have on the environment through our energy, lighting, solar power, and other initiatives.

Our “Green Building Policy” makes clear our commitment to conduct all our construction and renovations with environmental considerations in mind. For all our future development, renovation, and new tenant improvements, we are committed to:

•	LED lighting
•	High-efficiency mechanical equipment
•	Incorporating solar power
•	Cool roofs
•	Low VOC paint and finishes
•	Low-flow plumbing fixtures
•	Lighting controls/occupancy sensors
•	Recyclable carpet
•	Green Building Institute “Green Globes” certification

One of the measures of our ability to put these commitments into action is obtaining green building certification, and already we have achieved several of our goals in this area, which we discuss in more detail below. Additionally, two Company employees have obtained their Green Global Professional (“GGP”) certification.

Finally, we adopted our “Environmentally Responsible Site Selection Policy” which clarifies that Plymouth will avoid development on any environmentally sensitive areas such as farm land, designated habitats for endangered species, wetlands, or areas with high biodiversity, and we will avoid building on greenfield sites and focus on brownfield sites.

After developing and adopting these policies, and in line with our goals, we have pursued a number of important action steps. For the first time we have systematically measured all of our energy consumption and determined our Scope 1 and Scope 2 greenhouse gas (GHG) emissions. Going forward, we now have a solid baseline from which to assess our improvement.

“In 2023, we reduced our electricity consumption by 9.8% and natural gas by 21.5%, lowered our water use by 22.4%, and decreased our greenhouse gas (GHG) emissions by 11.2%.”

We are actively engaged in an LED lighting retrofit campaign, changing our lighting to LED. As of Q1 2024, we have converted 15.1 million square feet – 44.3% of our entire portfolio – to LED lighting.

We are pursuing two major sets of initiatives with our roofs: “cool roofs” and solar panels on our roofs. To date, we have installed 17.5 million square feet of “cool roofs” – 51.0% of our total portfolio – as well as 2.2 million square feet of silicone roof restorations (6.4% of our total portfolio), which reduce landfill waste and decrease energy consumption up to 35%. Cool roofs are reducing the energy consumed by our tenants, lowering carbon emissions, and increasing the life span of our air conditioning units, all important environmental benefits. We also have two major solar installations in place – a 0.3-megawatt system in Peachtree City, Georgia, and a 1.1-megawatt system under development for our new Portland, Maine warehouse. In our Chicago metro area, we are excited to be currently contracting over 6 megawatts of solar energy.

In our own office operations this past year, our conservation efforts have enabled us to make important progress at reducing our environmental impact. We set goals to lower energy consumption, greenhouse gas (GHG) emissions, and water use by 5% each in 2023 – and succeeded in reducing our electricity consumption 9.8% and natural gas use 21.5%, lowering our water consumption 22.4%, and decreasing our GHG emissions 11.2%.

Last year we earned Silver recognition in the Green Lease Leaders Program for implementing sustainable leasing practices, utilizing green lease clauses, promoting energy efficiency, and collaborating with tenants to achieve significant sustainability in building operations. This year, we improved even further, achieving Gold Status. This recognition signifies our active commitment to reducing the environmental impact of our buildings.

“We have active initiatives underway across our entire portfolio in green building, energy conservation, water conservation, and solar power.”

Finally, we are implementing green building approaches for development, renovation and tenant improvements. We recently certified all six of our newest developments through Green Building Initiative’s Green Globes Core & Shell program. Five of the developments earned two Green Globes and the sixth earned three Green Globes. Each of these properties feature LED lighting, occupancy sensors, cool roofs, water-efficient native landscaping and low-flow plumbing fixtures. Another example of our efforts is our renovation of the old original Fisher Body plant – where we recovered and recycled more than 450 tons of steel and eliminated 442 old lighting fixtures and replaced them with 288 LED lights.

Socially, we began by developing and gaining approval from our Board of Directors for two new policies: Human Rights Policy and Labor Rights Policy. Our Human Rights Policy supports the guiding principles and recommendations from leading human rights conventions and frameworks. Our Labor Rights Policy outlines our commitment to upholding the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work and adhering to all four of the UN Global Compact’s Labour Principles.

Beyond these new, more formalized policy commitments, in the Social arena we essentially have two major focus areas: we are committed to our employees, and we are proactive about strengthening the local communities in which we operate.

First and foremost, we are dedicated to our people. We have built and now actively renew an egalitarian company culture. Every one of us owns shares in the Company, part of our effort to align all our interests in the same direction, as part of our culture of respect and equality. We also champion diversity and inclusion: our General Counsel, Vice President of Operations, Vice President of Environmental Strategy, Manager of Accounting, and over 50% of our asset management/property management personnel are women, as is our newest board member. Going forward, we are committed to increasing our diversity even further.

“We all have a shared stake in the Company, aligned in a culture of respect and equity.”

In caring for the communities in which we operate, as a real estate organization, we are intimately aware of the importance of housing within our communities. Naturally, we have an affinity to those organizations that provide shelter and affiliated services to those in need. In all 10 cities where we have an active presence, we provide assistance to organizations that are engaged in these efforts. Relieving pain for people who are without a home is important to us in its own right. This effort is also important though from a larger perspective, as homelessness undermines the well-being of the cities in which we operate and lowers the probabilities for robust business success for our tenants. Strengthening the health of our cities and improving the business environment is a win-win for the social sustainability to which we all aspire. We have contributed significantly over the past four years to local agencies in our 10 major markets to help them make progress in reducing homelessness.

In Governance, we are fundamentally driven by our commitment to ethics and integrity. Our Code of Ethics and Business Conduct is the blueprint that guides us, assuring no conflicts of interest, no anti-competitive or anti-trust behaviors, no corruption, no insider trading, and adherence to the highest of ethical standards.

Beyond our foundational commitment to integrity, we are striving for excellence in our specific governance practices. For example, we have been highly transparent with our shareholders, six of our seven board members are independent, including an independent lead director, all board committee chairs are independent, and we have designed in a wide range of best-practice shareholder rights.

“Ethics and integrity are our fundamental foundation; we are now adding more comprehensive rigor to our governance practices as we grow.”

At the Board of Directors level, we have established a Sustainability Committee and a Cybersecurity Committee to help ensure we have the leadership and oversight needed to help drive our ESG-related efforts. We are committed to continuing to increase the systematic and comprehensive nature of our ESG work, as well as to reporting publicly about our ESG efforts each year. In our view, ESG issues represent key risks and opportunities for us, and as we continue our growth, we intend to address these ESG expectations with the same commitment to excellence in execution that we have applied to all our growth to date.

A Conversation with Our CEO Jeff Witherell

ENVIRONMENT

Q. How does the way Plymouth approaches the operation of industrial facilities impact environmental sustainability?

We are making steady progress at implementing a range of significant environmental improvements in our operations. For example, in our buildings, electricity consumption is the single largest driver of environmental impact. To reduce energy usage, we are aggressively converting lighting systems to highly efficient LED units and offering inducements to encourage our tenants to upgrade their lighting systems. After conducting feasibility studies of our portfolio properties, we also are actively pursuing installation of both “cool roofs” and rooftop solar arrays that are creating significant environmental benefits. And all our new tenant improvements now have criteria and requirements that incorporate green building considerations. In our own offices, we have been successful this past year at significantly reducing our energy use and GHG emissions, and decreasing our water consumption.

Perhaps less obviously, though, we are also making a nuanced, conscious, and important contribution to reducing global environmental impacts due to the very nature and purpose of our business. Even before the supply chain disruptions that we all saw in 2022, rising overseas production and shipping costs were leading many companies to re-shore their operations. Companies also were becoming increasingly aware that global shipping by sea and air came with rising environmental costs. Re-shoring therefore supports their own sustainability efforts, and our intentional presence in the industrial space makes us, in effect, a multiplier for those environmental impact reduction efforts.

SOCIAL

Q. Many people at first might not see a connection between industrial properties and the social dimension of ESG. How do you connect these?

We’ve always maintained that real estate is about people. Properties are managed by people. People serve tenants. People solve any issues that arise. That means that to be outstanding in operationally intensive real estate, we need to find and retain outstanding people. So we work very hard to do that. We see as our first responsibility in the “social” dimension a deep commitment to our people. We start, of course, with our duty to adhere to labor rights laws, support good health and safety, and be an equal opportunity employer; but for us we go far beyond that. We provide very competitive compensation and a comprehensive benefits package, including a company-paid retirement savings plan that ranks among the top 10% of U.S. companies. Going even further, all our employees are shareholders, not just stakeholders. We grant restricted stock units to all employees, supporting our efforts to align all of our interests in ways that we believe create consistent wins for them, for Plymouth, and for our investors. This culture of shared commitment is a key part of how we think about the “social” dimension of sustainability.

We also connect real estate with the “social” side of sustainability in another way, too. Homelessness is an increasing problem — an emergency — throughout the US. It is a terrible burden for homeless people themselves, of course, and it also adversely impacts local businesses and the vibrancy of our cities. Therefore, in all the cities where we have a presence, we assist organizations that provide shelter for people experiencing homelessness and help them transition to permanent housing. This is helping to build a strong web of social effectiveness that makes life richer for all of us.

GOVERNANCE

Q. How do you think about Plymouth’s governance in terms of promoting sustainability and responsibility?

Our most significant governance commitment is to operate at the highest levels of ethics and integrity. We take seriously and truly live by our Code of Ethics and Business Conduct and are deeply committed to transparency and responsiveness to our shareholders. We are proud to have earned a reputation as a shareholder-friendly company. Structurally, beyond these ethical commitments, our directors stand for election every year, six of seven of our current board members are independent, including all the committee chairs, and our shareholders enjoy a range of leading-edge shareholder rights. Even further, we are committed to increasing the diversity of our board. We have also created a Sustainability Committee at the Board level, and an environment and sustainability committee at the management level – which I chair. This reflects the seriousness we are bringing to our approach to governing our ESG efforts. Finally, we also believe that excellent governance requires deep expertise. All our board members are exceptionally well-qualified to serve on the board of a public industrial REIT. Many of them have served on boards of other REITs. and together they possess extraordinary expertise in the industrial and logistics sectors and in property management. All the directors at the time of our IPO still serve on our board — a testament to the value we place on their ethical leadership and expert guidance as we seek to build value for our investors and our tenants.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking an advisory, non-binding vote on the compensation of named executive officers as disclosed in the section of this Proxy Statement titled “Executive Compensation.” Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rule of the Securities and Exchange Commission under the caption “Executive Compensation,” including the compensation tables and any related material.

The goal of the Company’s executive compensation program is to retain and reward executives who create long-term value for our stockholders. Our compensation program rewards financial and operating performance as well as leadership excellence. The overall program is designed to align the executive’s long-term interests with the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and motivate the executive to remain at the Company for years. The Company’s approach to executive compensation is designed to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and our Board of Directors believe that the design of our current compensation program, and therefore the compensation awarded to the named executive officers under our current compensation program, fulfills this objective and is fair and reasonable. Stockholders are urged to read the “Executive Compensation” section, including the compensation tables and related narrative discussion, of this Proxy Statement, which discuss in detail the elements and implementation of the executive compensation program.

Vote Required

Although the vote on this advisory proposal is non-binding, the Compensation Committee and our Board of Directors will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. For purposes of this advisory vote, the abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the advisory approval of the resolution set forth above.

PROPOSAL 3
ADVISORY VOTE ON FREQUENCY OF FUTURE
VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation should be held every year, every two years, or every three years. Accordingly, stockholders are being asked to vote on the following advisory resolution.

RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you may elect to have the vote held annually, every two years or every three years, or if you have no preference, you may abstain. The vote is advisory and non-binding, and you are not voting to approve or disapprove the Board’s recommendation on the vote. Our Board of Directors will consider the outcome of the vote, along with other relevant factors, when making a determination as to the frequency of future advisory votes on executive compensation.

The optimal frequency of vote is based on a judgment about the relative benefits and burdens of each of the options. A variety of views have been expressed on this matter and our Board of Directors believes there is a reasonable basis for each alternative. Some have argued for a vote every two or three years, noting that a less frequent vote would allow stockholders to focus on overall design issues rather than details of individual decisions, would align with the goal of the Company’s compensation program, which is designed to reward performance that promotes long-term shareholder value, and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies every year. Others believe that an annual vote would give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback on compensation on a timely basis, and give our Compensation Committee and our Board of Directors the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback.

On balance, our Board of Directors believes that a frequency of every three years is preferable so that the Company will have sufficient time to engage with stockholders and respond to the “Say-on-Pay” vote results and so that stockholders also will have sufficient time to evaluate the effectiveness of both short-term and long-term compensation strategies and related business outcomes. The Company’s long-term compensation program is designed to reward performance over a similar period. An annual vote on pay practices could shift the focus to short-term financial results that may not be in the interest of long-term value creation for stockholders. In addition, as a practical matter, any changes to our executive compensation program that are responsive to stockholder concerns would not be fully disclosed and reflected in the compensation related sections of our Proxy Statement until the second year following an unfavorable “Say-on-Pay” vote.

Vote Required

Generally, the affirmative vote of the holders of a majority of the votes represented at a meeting is required to approve matters presented to the stockholders. However, if none of the frequency options for this advisory proposal receives a majority of the votes cast, the option receiving the greatest number of votes cast will be considered the frequency recommended by the stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Even though your vote is advisory and, therefore, will not be binding on the Company, our Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the option of “every three years” for holding future advisory votes on executive compensation.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR 2024

General

We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for 2024. Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of stockholder concern and thus are submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice.

The Audit Committee has appointed PwC to serve as our independent registered public accountants for the 2024 fiscal year. No representative of PwC is expected to participate in the Annual Meeting. PwC has served as our independent registered public accountants and audited our financial statements since June 2020.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees and expenses billed to us by PwC for fiscal years 2022 and 2023.

	2023	2022
Audit Fees	$1,158,000	$1,186,498
Audit-Related Fees	156,900	218,855
Tax Fees	385,625	352,907
All Other Fees	956	3,081

Total	$1,701,481	$1,761,341

Audit Fees are for professional services for our annual audit, reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal year 2023 are for professional services associated with acquisition activities and SEC filings that include pro forma financial statements of acquired entities and services provided in connection with our public offerings in fiscal year 2023.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by PwC during fiscal year 2023 were pre-approved by the Audit Committee.

Required Vote

The affirmative vote by a majority of the shares of common stock represented in person or by proxy and entitled to vote on this item will be required for the ratification of the appointment of PwC as our independent registered public accountants. Abstentions will be counted as represented and entitled to vote and will, therefore, have the effect of a negative vote. If our stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain PwC and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for 2024.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2023, and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2023. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the results of the integrated audit of Internal Controls over Financial Reporting and matters required to be discussed by PCAOB Auditing Standard No. 16. In addition, the committee received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussed with the independent registered public accountants their independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

Our Audit Committee discussed with our independent registered public accountants the overall scope and plans for their respective audits. The committee met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of the Company’s financial reporting.

In reliance upon the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors (and the Board has approved) that the audited financial statements be included in our annual report to stockholders for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact “independent.”

Audit Committee:

David G. Gaw (Chairperson)
Philip S. Cottone
John W. Guinee

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

Directors, Executive Officers and Other Stockholders

As of April 12, 2024, we had 134 holders of record of our common stock. The following table sets forth certain information regarding the ownership of shares of our common stock as of April 12, 2024, by:

•	each of our directors;
•	each of our named executive officers;
•	each person who will be the beneficial owner of more than 5% of our outstanding common stock; and
•	all directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. As of April 12, 2024, we had 45,382,076 shares of common stock outstanding.

Name	Number of Shares Beneficially Owned (1)	Percent of All Shares
MIRELF VI REIT Investments IV, LLC (2)	5,037,730	11.1
The Vanguard Group (3)	4,148,814	9.1
Silvercrest Asset Management Group LLC (4)	2,478,450	5.5
Prudential Financial Inc. (5)	3,979,986	8.7
FMR LLC (6)	2,569,530	5.6
Blackrock, Inc. (7)	3,290,018	7.3
Jeffrey E. Witherell	250,248	*
Anthony Saladino	58,168	*
James M. Connolly	77,734	*
Philip S. Cottone	21,167	*
Richard J. DeAgazio	34,159	*
David G. Gaw	21,640	*
John W. Guinee	32,708	*
Caitlin Murphy	6,378	*
Pendleton P. White, Jr. .	121,735	*
Total Held by Executive Officers and Directors as a Group	623,937	1.4%

_________________

*	Less than 1.0%.
(1)	As used herein, “beneficially owned” means the power to vote or direct the voting of shares and/or the power to dispose or direct the disposition of shares.
(2)	The information is based on information in filings made by the stockholder with the SEC reporting beneficial ownership as of September 14, 2022. The address of MIRELF VI REIT Investments IV, LLC is 300 Park Avenue, 3rd Floor, New York, New York 10022.
(3)	The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group possessed shared voting power over 32,219 shares, sole dispositive power over 4,080,932 shares and shared dispositive power over 67,882 shares.
(4)	The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2023. The address of Silvercrest Asset Management Group LLC is 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Silvercrest Asset Management Group LLC possessed shared voting power over 2,478,450 shares and shared dispositive power over 2,478,450 shares.
(5)	The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2023. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102. Prudential Financial, Inc. possessed sole voting power over 98,086 shares, shared voting power over 3,881,900 shares, sole dispositive power over 98,086 shares and shared dispositive power over 3,881,900 shares.
(6)	The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2023. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC possessed sole voting power and sole dispositive power over 2,569,530 shares.
(7)	The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2023. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055. Blackrock, Inc. possessed sole voting power over 3,191,516 shares and sole dispositive power over 3,290,018 shares.

EXECUTIVE OFFICERS

The name, age, position and business experience of our named executive officers, except for Mr. Witherell, is listed below. Because he is also a member of our Board, information about Mr. Witherell appears previously under Proposal 1—Election of Directors. Our executive officers serve at the discretion of our Board and are parties to employment agreements.

Name	Age	Position

Anthony Saladino	50	Anthony Saladino is the Executive Vice President and Chief Financial Officer of our Company and has held those positions since February 2022. He is responsible for the financial performance, compliance, and regulatory reporting. Mr. Saladino has over 25 years of significant accounting and financial reporting experience within the real estate industry. Prior to becoming the Company’s Executive Vice President and Chief Financial Officer, he served as the Company’s Senior Vice President and Chief Accounting Officer since 2020. Previously, Mr. Saladino served as Chief Accounting Officer of New York City REIT and American Finance Trust, both publicly traded REITs, from 2017 to 2019 and Vice President of Finance and Corporate Controller of the High Companies from 2015 to 2017. Prior to the High Companies, Mr. Saladino served as Vice President of the Ryland Group, a publicly traded new home builder, and for Ernst & Young LLP in its real estate practice, focusing primarily on publicly-traded REITs. Mr. Saladino is a certified public accountant and received a Bachelor of Science degree from California State University, a Master of Science degree from the University of Virginia, and a Master of Business Administration degree from the University of Chicago.

James M. Connolly	61	James M. Connolly is the Executive Vice President/Asset Management of our Company. He has served as the Director of Asset Management since May 2011. As such he has direct responsibility for overseeing the on-going operating activities of our properties. Mr. Connolly is an experienced real estate asset management executive with a significant background in property level and portfolio wide operations. From 1998 to May 2011, Mr. Connolly was employed with Nortel Corporation, where he held positions as Global Leader Real Estate Asset Management from 1998 through December 2003, Director of Real Estate Finance from January 2004 through December 2008, Director of Real Estate for Europe, Middle East and Africa from December 2008 through March 2009, and Director of Real Estate Asset Management from April 2009 through May 2011. His responsibilities included asset, property and facilities management functions across Nortel's global portfolio of office, industrial, and distribution properties. In addition, he managed internal and external personnel on a national and global basis. Prior to Nortel, Mr. Connolly was affiliated with Bay Networks from 1996 to 1998 and Raytheon from 1986 to 1996 where his responsibilities with those companies included facility finance and property administration. Mr. Connolly holds a BSBA from the University of Massachusetts and an MBA in Real Estate Financial Management from Northeastern University and is a member of several real estate organizations including NAIOP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of the executive compensation philosophy, objectives and programs, the compensation decisions made under those programs and the factors considered by the Compensation Committee. The CD&A focuses on the compensation of our Named Executive Officers (“NEOs”) for 2023, who were:

Name	Title
Jeffrey E. Witherell	Chief Executive Officer
Anthony Saladino	Executive Vice President, Chief Financial Officer
James M. Connolly	Executive Vice President/Asset Management

As in previous years, NEOs for 2023 were awarded compensation based on policies that closely link compensation to performance. These policies, in planned combination, generate rewards for achievement of high-level Company and individual performance and discourage excessive short-term risk taking. This balance is essential to align management with the long-term interests of shareholders.

This CD&A discusses the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of the executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance. We caution you not to apply the statements or disclosures made in this CD&A in any other context.

Our Company

The Company is a full service, vertically integrated real estate investment company focused on the acquisition, ownership and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe. As of December 31, 2023, our portfolio consisted of 156 industrial properties comprised of 211 buildings located in 12 states with an aggregate of approximately 34.0 million rentable square feet. Our portfolio was 98.1% leased to over 460 different tenants across more than 30 industry types as of December 31, 2023.

We intend to continue to focus on the acquisition of industrial properties located in our target markets, which we believe will provide superior and consistent cash flow returns at generally lower acquisition costs relative to replacement cost and to industrial properties in gateway markets. Further, we believe there is a greater potential for higher rates of appreciation in the value of industrial properties in our target markets relative to industrial properties in gateway markets. We believe our target markets provide us with opportunities to acquire both stabilized properties generating favorable cash flows, as well as properties where we can enhance returns through leasing, value-add renovations, and ground-up development.

2023 Performance

In the context of the executive compensation program, the Compensation Committee assesses performance in two primary ways: (1) the Company’s financial and operating performance and (2) returns to stockholders over time, both on an absolute basis and relative to other companies, including the compensation peer group (see “Compensation Consultant and Benchmarking”).

The 2023 compensation decisions made by the Compensation Committee reflect strong continued alignment between pay and performance with respect to the pre-established measures and goals under the annual cash and long-term equity incentive plans and the performance and contributions of our named executive officers to the Company’s financial and operating performance during the year. In determining the incentive compensation paid to our named executive officers for 2023, the Compensation Committee evaluated the Company's performance relative to the budgeted measures and goals, but also took into consideration management’s considerable efforts and strategic leadership that led to an outstanding year in which the Company exceeded its budgeted financial and operational results.

2023 performance highlights include the following:

•	Achieved Core FFO per share of $1.84 in 2023
•	Achieved same-store cash NOI growth of 7.6%
•	Commercial leases during 2023 experienced a 21.0% increase in rental rates on a cash basis from leases greater than six months
•	Completed 5.6 million square feet of leasing that commenced in 2023
•	Achieved 98.1% occupancy as of December 31, 2023
•	Achieved Net Debt plus Preferred Shares over Adjusted EBITDAre of 6.5x
•	Placed five fully developed buildings into service totalling 651,614 square feet at an occupancy rate of 84.6% at the end of 2023

This discussion of the Company, its business and its operating performance are used in assessing performance. These measures are discussed in the limited context of the executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance. We caution you not to apply the statements or disclosures made in this Proxy Statement in any other context.

Compensation Policies and Practices—Good Governance

Consistent with the Company’s commitment to strong corporate governance and responsiveness to its stockholders, in 2023 the Compensation Committee maintained the following compensation policies and practices to drive performance and serve the shareholders’ long-term interests:

✓	DO align pay and performance by linking a substantial portion of compensation to the achievement of financial measures that drive stockholder value	✗	DO NOT base incentive awards on a single performance measure, thereby discouraging unnecessary or excessive risk-taking
✓	DO provide executive officers with the opportunity to earn market-competitive compensation through a mix of cash and equity compensation, with strong emphasis on performance-based incentive awards	✗	DO NOT provide guaranteed minimum payouts or uncapped award opportunities
✓	DO have a robust peer selection process and benchmark executive compensation to target the median of the comparative group of peer companies	✗	DO NOT provide executive officers with pension or retirement benefits other than pursuant to a 401(k) plan and a deferred compensation plan
✓	DO require executive officers and directors to own and retain shares of common stock that have significant value to further align interests with stockholders	✗	DO NOT permit executive officers or directors to engage in derivative or other hedging transactions in the Company’s securities
✓	DO enhance alignment with long-term stockholder value and executive officer retention with 4-year vesting schedules for equity incentive awards earned for prior-year performance	✗	DO NOT provide executive officers with excessive perquisites or other personal benefits

✓	DO enable the Board to “clawback” incentive compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements as a result of misconduct by executive officers

		✗	DO NOT provide single-trigger change of control benefits
✓	DO maintain a Compensation Committee comprised solely of independent directors	✗	DO NOT permit executive officers and directors to hold the Company's securities in margin accounts or to otherwise pledge the securities to secure loans
✓	DO engage an independent compensation consultant to advise the Compensation Committee on executive compensation matters and establishing an appropriate peer group

Advisory Vote on Executive Compensation and Stockholder Engagement

An advisory vote is submitted to stockholders every three years to approve executive compensation, the most recent of which was in 2021. Our stockholders have consistently supported our executive compensation program. In 2021, nearly 92% of the voted shares supported the advisory vote on executive compensation. In addition, the Compensation Committee uses an independent compensation consultant to review the structure of our compensation program, and to assess the effectiveness of our program in aligning executive and shareholder interests. While we have consistently had strong stockholder support for our executive compensation program, the Compensation Committee continues to seek feedback from stockholders on a wide variety of issues, including executive compensation, each year.

Objectives of the Compensation Program

The Company recognizes that effective compensation strategies are critical to recruiting, incenting, and retaining key employees who contribute to long-term success and thereby create value for stockholders. Accordingly, the compensation program is designed to achieve the following primary objectives:

•	Attract, retain and motivate talented executives;
•	Reward performance that meets or exceeds pre-established Company goals consistent with the Company’s strategic plan, while maintaining alignment with stockholders;
•	Provide balanced incentives that discourage excessive risk-taking;
•	Retain sufficient flexibility to permit executive officers to manage risk and adjust appropriately to meet rapidly changing market and business conditions;
•	Evaluate performance by balancing consideration of those measures management can directly influence with market forces that management cannot control (such as monetary policy and interest rate expectations), but that impact stockholder value;
•	Encourage executives to become and remain long-term stockholders of the Company; and
•	Maintain compensation and corporate governance practices that support the Company’s goal to deliver sustained, superior returns to stockholders.

Interests of the executive officers and stockholders are aligned by maintaining a performance-oriented environment that provides executives with the opportunity to earn market-competitive levels of cash and equity compensation for strong performance measured against key Company financial and strategic goals that create long-term stockholder value.

Compensation Mix

Our executive compensation philosophy promotes a compensation mix that emphasizes variable pay and long-term stockholder value. An emphasis on incentive compensation creates greater alignment with the interests of stockholders, ensures that the business strategy is executed by decision-makers in a manner that focuses on the creation of long-term value rather than only short-term results, and encourages prudent evaluation of risks. Accordingly, the compensation structure is designed such that the majority of NEO compensation is variable and at-risk and a significant portion of our named executive officers’ total direct compensation is in the form of equity awards that provide alignment with our shareholders’ interests.

For 2023, target pay opportunities for our NEOs were allocated as follows:

Compensation Consultant and Benchmarking

Independent Consultant: The Compensation Committee retained Ferguson Partners Consulting L.P. (“FPC”) as its independent compensation consultant to advise on matters related to compensation levels and program design. At the time of engagement, the Compensation Committee reviewed independence, and determined that FPC met the independence criteria under the Compensation Committee charter and that FPC’s engagement raised no conflict of interest.

2023 Executive Compensation Peer Group (“The Peer Group”) and Benchmarking: On an annual basis, the Compensation Committee considers market data and compensation practice information of a group of peer companies as presented by its independent consultant. The Peer Group is reviewed annually to balance peer group continuity while taking into account changes in the REIT landscape based on the following criteria:

Guiding Factors for Selecting Company Peers
Industrial REITs	Industrial REITs (or diversified REITs with more than 50% industrial properties) with a total capitalization of up to approximately $5 billion
Comparable Net Lease REITs	REITs that have a significant portion of properties leased on a net-lease basis (similar to the Company) and range from approximately 0.5x to 1.5x the size of the Company in terms of implied equity market capitalization and/or total capitalization
Geographically Comparable REITs	REITs that are based in the New England area and range from 0.5x to 1.5x the size of the Company (determined as described above)

Based on this review, INDUS Realty Trust, Inc. and Urstadt Biddle Properties Inc. were removed from the Peer Group due to acquisition activity. Franklin Street Properties Corp. was removed due to falling outside of the size parameters. In order to rebalance the Peer Group following the removal of these companies, STAG Industrial, Inc. was identified for addition to the 2023 Peer Group. The overall Peer Group was evaluated based on the characteristics of each individual company as well as the composition of the peer group as a whole and was constructed so that the Company would approximate the median in terms of size. The following reflects the 2023 Peer Group:

	Company Name	Ticker	REIT Sector	Headquarters	Total Capitalization ($M)[1]	Implied Equity Market Capitalization ($M)[2]
1	City Office REIT, Inc.	CIO	Office	Dallas, TX	$953.1	$152.2
2	Community Healthcare Trust Incorporated	CHCT	Health Care	Franklin, TN	$1,119.4	$747.2
3	Four Corners Property Trust, Inc.	FCPT	Free Standing	Mill Valley, CA	$2,948.0	$1,931.5
4	Getty Realty Corp.	GTY	Free Standing	New York, NY	$2,168.6	$1,402.9
5	Global Medical REIT Inc.	GMRE	Health Care	Bethesda, MD	$1,297.5	$587.2
6	LTC Properties, Inc.	LTC	Health Care	Westlake Village, CA	$2,300.2	$1,309.0
7	LXP Industrial Trust	LXP	Industrial	New York, NY	$3,962.0	$2,321.3
8	NETSTREIT Corp.	NTST	Free Standing	Dallas, TX	$1,562.7	$985.9
9	One Liberty Properties, Inc.	OLP	Diversified	Great Neck, NY	$818.8	$393.5
10	Orion Office REIT Inc.	ONL	Office	Phoenix, AZ	$810.3	$271.0
11	STAG Industrial, Inc.	STAG	Industrial	Boston, MA	$8,666.1	$6,082.3
12	Terreno Realty Corporation	TRNO	Industrial	Bellevue, WA	$5,241.9	$4,470.8

	75th Percentile				$3,201.5	$2,028.9
	Median				$1,865.6	$1,147.5
	25th Percentile				$1,077.8	$538.8

	Plymouth Industrial REIT, Inc.		Industrial	Boston, MA	$1,868.9	$892.2
	Relative Percentile Ranking				50th	42th

Source: S&P Global Market Intelligence; market data as of October 31, 2023.

(1)	Total Capitalization reflects debt, the book value of any preferred stock issued by the company or subsidiaries and the implied market capitalization.
(2)	Implied Equity Market Cap reflects the market value of common stock including the effect of any convertible subsidiary equity (e.g., OP Units).

Elements and Philosophy of the Compensation Program

For 2023, the compensation provided to executive officers consisted of the same elements generally available to non-executive officers: base salary; annual cash incentive compensation; long-term equity incentive compensation; and other perquisites and benefits.

PRINCIPAL ELEMENTS OF PAY
The elements of the Company’s executive compensation program are presented below in summary format.
COMPONENT	FORM	PURPOSE

Base Salary	Cash	Provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within the Company.

Annual Incentive	Performance Cash Award	Reward executives for achieving transactional, operational, financial and strategic objectives.

Long-Term Incentive	Restricted Shares	Provides retention benefits and enhanced stockholder alignment.
	Performance Shares	Rewards executives for absolute and relative long-term total shareholder return growth that enhances stockholder alignment.

Other Benefits and Perquisites	Health, Welfare and Retirement Programs	Executives are generally eligible to participate in the same benefit programs that are offered to non-executive employees. Company benefits are designed to provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare and provide retirement benefits.

Base Salary. The base salary payable to each named executive officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salary is generally targeted to approximate the competitive market median of the peer companies but may deviate from this target based on an individual’s sustained performance, contributions, leadership, experience, expertise, and specific roles within the Company as compared to the benchmark data. The Compensation Committee reviews base salaries annually and may make adjustments to better match competitive market levels or to recognize an executive’s professional growth and development or increased responsibilities. The Compensation Committee also considers the success of each executive officer in developing and executing on strategic plans, exercising leadership, and creating stockholder value. In consideration of the above, the Compensation Committee approved increases to 2023 base salaries for Mr. Witherell and Mr. Saladino as follows:

Name	2023 Base Salary	2022 Base Salary	% Change
Jeffrey E. Witherell	$600,000	$550,000	+9%
Anthony Saladino	$400,000	$325,000	+23%
James M. Connolly	$300,000	$300,000	0%

Annual Cash Incentive Compensation. Our named executive officers are provided with an annual opportunity to earn cash incentive awards based on the achievement of both objective corporate performance and overall company/individual performance. Cash incentive opportunities for 2023 were established based on a review of competitive market data and internal pay considerations as follows:

Name	2023 Cash Incentives
	Threshold (75%)	Target (100%)	Maximum (125%)
Jeffrey E. Witherell	$600,000	$800,000	$1,000,000
Anthony Saladino	$300,000	$400,000	$500,000
James M. Connolly	$150,000	$200,000	$250,000

Cash bonus awards are calculated under our formulaic cash incentive program with payouts based upon the achievement of objective corporate performance goals and the Compensation Committee’s overall assessment of Company and individual performance. Payouts for in-between performance shall be determined by linear interpolation, with no payouts earned for below threshold performance. The following reflects the performance metrics and achievements for the 2023 cash incentive program:

Component/Metric	Weighting	Performance Hurdles			Actual
		Threshold (75%)	Target (100%)	Maximum (125%)
Corporate	50.0%
Core FFO per Share	12.5%	$1.84	$1.85	$1.86	$1.84
Net Debt to EBITDA	12.5%	7.3x	7.0x	6.8x	6.5x
SS Cash NOI Growth	12.5%	7.25%	7.50%	7.75%	7.56%
G&A as a % of Cash NOI	12.5%	11.95%	11.70%	11.45%	11.11%
Discretionary: Overall Company/Individual	50.0%	See Below

In its assessment of overall company performance, the Compensation Committee reviewed the achievement of the objective corporate metrics and the Company’s overall performance for the year and determined that it would apply the same achievement earned under the corporate metrics to the subjective/discretionary component of 108% of target.

The following reflects the approved cash incentive awards for the NEOs:

Name	2023 Target Cash Incentive	2023 Cash Incentive Payout	Payout as a % of Target
Jeffrey E. Witherell	$800,000	$862,000	108%
Anthony Saladino	$400,000	$431,000	108%
James M. Connolly	$200,000	$215,500	108%

For 2024, the Compensation Committee approved an increase to the portion of the payout tied to the achievement of the pre-established corporate metrics from 50% to 60%.

Long-Term Equity Incentive Compensation. The Compensation Committee and the independent members of the Board continually evaluate equity compensation in the context of the overall executive compensation program and to ensure that our NEOs are aligned with long-term performance and the interests of our shareholders.

For 2023, target equity incentive awards for the NEOs were granted 50% in the form of time-based equity awards to promote retention over a multi-year vesting period and 50% in the form of performance-based equity awards designed to motivate and reward our NEOs for sustained long-term performance as follows:

Name	Target Time-Based Equity	Target Performance-Based Equity	Total Target Equity Value
Jeffrey E. Witherell	$800,000	$800,000	$1,600,000
Anthony Saladino	$350,000	$350,000	$700,000
James M. Connolly	$300,000	$300,000	$600,000

Time-based equity awards are granted in restricted stock awards at the end of each year based on the Compensation Committee’s review of the prior year’s performance between 75% and 125% of the target value established at the beginning of the year. Once granted, awards vest ratably over four years.

In February 2024, based on the Compensation Committee’s review of 2023 performance, the Compensation Committee awarded time-based equity awards to the NEOs equal to 108% of the target value.

Performance-based equity awards are granted in restricted stock units that may be earned between 50% and 200% of target and vest at the conclusion of a three-year performance period based on the achievement of both relative and absolute total shareholder return (“TSR”) performance. No payout will be earned for below threshold performance and payouts for in-between performance will be calculated based on straight-line interpolation. The number of performance-based restricted stock units that will ultimately become earned and vested will be determined based on the following:

Performance Measure	Weighting	Performance Range
		Threshold (50%)	Target (100%)	Maximum (200%)
3-Year Relative TSR vs. MSCI US REIT Index	35%	-1,200 bps	Index Return	+1,200 bps
3-Year Absolute TSR	65%	21%	30%	39%

Executive Compensation Arrangements

Employment Agreements. In June 2019, the Company entered into amended and restated employment agreements with Mr. Witherell. In February 2022, the Company entered into an employment agreement with Mr. Saladino, and in September 2021, the Company entered into an employment agreement with Mr. Connolly. The following is a summary of the material terms of the employment agreements.

Under the employment agreements, Mr. Witherell serves as Chief Executive Officer of the Company, Mr. Saladino serves as Executive Vice President and Chief Financial Officer of the Company and Mr. Connolly serves as the Executive Vice President/Asset Management of the Company. Mr. Witherell reports directly to our Board of Directors, while Messrs. Saladino and Connolly report directly to Mr. Witherell. The term of the employment agreements for Messrs. Witherell and Connolly expire on December 31, 2024, and the initial term of the employment agreement for Mr. Saladino expires on December 31, 2024. On that date, and on each subsequent one-year anniversary of such date, the term of the employment agreements will automatically be extended for one year, unless earlier terminated. Pursuant to his employment agreement, during the term of his employment, we will nominate Mr. Witherell for election as a director.

Under the employment agreements, Messrs. Witherell, Saladino, and Connolly receive annual base salaries in the amounts reflected in the “Summary Compensation Table” below, all of which are subject to increase at the discretion of our Compensation Committee. In addition, each of Messrs. Witherell, Saladino and Connolly will be eligible to receive annual cash and equity bonuses pursuant to the 2023 Compensation Program, as amended from time to time. The actual amount of any such bonuses will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by our Compensation Committee. In connection with entering into the employment agreements and as described above, Messrs. Witherell, Saladino, and Connolly were granted an award of restricted shares of our common stock. These restricted stock awards vest in four equal, annual installments on each of the first four anniversaries of the date of grant, subject to each executive’s continued service through the applicable vesting date. In addition, beginning in calendar year 2017 and for each calendar year thereafter, Messrs. Witherell and Connolly and beginning in calendar year 2020 Mr. Saladino have each has been eligible to receive an annual equity award, as determined by our Compensation Committee in its sole discretion. Messrs. Witherell, Saladino, and Connolly are also eligible to participate in customary health, welfare and fringe benefit plans, and, subject to certain restrictions, healthcare benefits will be provided to them and their eligible dependents at the Company’s sole expense.

Pursuant to the terms of the employment agreements, if Mr. Witherell’s, Mr. Saladino’s, or Mr. Connolly’s employment is terminated by the Company without “cause,” by the executive for “good reason” (each as defined in the applicable employment agreement) or because the Company elects not to renew the term of the employment agreement then, in addition to any accrued amounts, the executive will be entitled to receive the following:

•	An amount, payable over a 12-month period, equal to (a) three times with respect to Mr. Witherell and (b) two times with respect to Messrs. Saladino and Connolly the sum of (1) the executive’s annual base salary then in effect, (2) the average annual bonus earned by the executive for the two prior fiscal years (substituting target bonus in the average for any fiscal year not yet completed if fewer than two fiscal years have been completed) and (3) the average value of any annual equity awards(s) made to the executive during the prior two fiscal years (excluding the initial grant of restricted stock described above, any award(s) granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards), or if fewer than two years have elapsed, over such lesser number of years; and
•	accelerated vesting of all outstanding equity awards held by the executive as of the termination date; and
•	Company-paid continuation healthcare coverage for 18 months after the termination date.

The executive’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company. The employment agreements also contain customary confidentiality and non-solicitation provisions.

Upon a termination of employment by reason of death or disability, the executive or his estate will be entitled to accelerated vesting of all outstanding equity awards held by the executive as of the termination date, in addition to any accrued amounts. In addition, upon a change in control of the Company (as defined in the Incentive Award Plan described below), Messrs. Witherell, Saladino and Connolly will be entitled to accelerated vesting of all outstanding equity awards held by such executive as of the date of the change in control. In addition, under the employment agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (a) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (b) net amount of the change in control payments and benefits without such reduction.

Change in Control Agreements. The Company entered into Change in Control Severance Agreements with each of Mr. Witherell in June 2019, Mr. Saladino in December 2021, and Mr. Connolly in September 2021 (collectively, the “Change in Control Agreements”).  Each Change in Control Agreement provides that in the event the executive’s employment is terminated other than for “cause” or if the executive resigns for “good reason” (each as defined in the applicable Change in Control Agreement) following a change in control of the Company (or prior to, but in anticipation, of a change in control of the Company), the executive will be entitled to certain severance benefits, consisting of the following: an amount equal to (a) two and a half times with respect to Mr. Witherell and (b) two times with respect to Messrs. Saladino and Connolly the sum of (l) the executive’s annual base salary then in effect, (2) the average annual bonus earned by the executive for the two prior fiscal years (substituting target bonus in the average for any fiscal year not yet completed if fewer than two fiscal years have been completed) and (3) the average value of any annual equity awards(s) made to the executive during the prior two fiscal years; accelerated vesting of all outstanding equity awards held by the executive as of the termination date; and Company-paid continuation healthcare coverage for 18 months after the termination date. The term of each Change in Control Agreement is for a period of three years and will be automatically renewed for additional one-year periods. The Change in Control Agreements are designed to both retain the services of the executives during the change in control process and to assure that the executives’ interests are closely aligned with the interests of the Company’s stockholders.

CEO Pay Ratio

SEC rules require us to set forth the ratio that annual total compensation for Mr. Witherell bears to the median annual total compensation of the Company’s employees, other than Mr. Witherell. The Company has 45 employees located solely within the United States, with 28 located in the Company’s Boston headquarters, and the remaining 17 working in our other corporate offices.

For purposes of calculating annual total compensation under SEC rules, the Company identified a median employee as of December 31, 2023. The median employee was identified by using the same calculation methodology for 2023 total compensation as used for the Chief Executive Officer’s “Total Compensation” as reflected in the Summary Compensation Table. This method was consistently applied to all employees other than the Chief Executive Officer, whose compensation is excluded for purposes of identifying the median employee. The Company used its actual employee population as opposed to a statistical sampling or other method.

Based on this calculation, the 2023 total compensation for our median employee was $164,827 and the 2023 total compensation for Mr. Witherell as reflected in the Summary Compensation Table was $3,195,306. The ratio of Mr. Witherell’s compensation to that of the median employee is 19.4:1. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, and to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.

Clawback Policy

The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and the NYSE has adopted listing standards consistent with the SEC rules. On October 31, 2023, we adopted our Incentive Based Compensation Recoupment Policy, or “clawback” policy, in compliance with these standards, a copy of which is publicly filed with our Annual Report on Form 10-K. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial statement that is required because of material non-compliance with financial reporting requirements, our Compensation Committee will conduct a review of rewards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was received by a covered officer during the three completed fiscal years immediately preceding the date which is the earlier of (1) the date the Company concludes, or reasonably should have concluded, that the Company is required to prepare a financial restatement and (2) the date a court, regulator or other legally authorized body directs the Company to prepare a financial restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Plymouth Industrial REIT, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Richard J. DeAgazio, Chairperson

Philip S. Cottone

John W. Guinee

COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the compensation paid in fiscal years 2023, 2022 and 2021 to our principal executive officer, our principal financial officer and our other named executive officer. The executive officers are referred to in this Proxy Statement as our named executive officers.

As discussed above under “Executive Compensation--Executive Compensation Arrangements” we provide severance benefits to each of our named executive officers.

Below is a Summary Compensation Table setting forth certain compensation that we paid our named executives.

							All Others
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	All Other	Total	Health	Dental	LTD/ Life Ins.	SEP IRA
Jeffrey E. Witherell	2023	$600,000	$861,900	$1,663,998	$69,408	$3,195,306	$28,554	$1,907	$15,847	$23,100
Chief Executive Officer	2022	$500,000	$885,000	$744,977	$76,603	$2,256,580	$28,810	$1,922	$9,271	$36,600
	2021	$500,000	$625,000	$380,250	$76,991	$1,582,241	$27,218	$1,907	$13,066	$34,800

Anthony Saladino	2023	$400,000	$430,950	$827,997	$64,755	$1,723,702	$31,670	$1,907	$8,078	$23,100
Executive Vice President	2022	$325,000	$458,000	$166,500	$73,137	$1,022,637	$28,810	$1,922	$5,805	$36,600
and Chief Financial Officer	2021	$—	$—	$—	$—	$—	$—	$—	$—	$—

James M. Connolly	2023	$300,000	$215,475	$623,987	$70,979	$1,210,441	$28,554	$1,907	$19,518	$21,000
Executive Vice President/	2022	$300,000	$200,000	$239,982	$76,249	$816,231	$28,810	$1,922	$9,518	$36,600
Asset Management	2021	$300,000	$200,000	$152,100	$77,607	$729,707	$27,218	$1,907	$13,682	$34,800

__________

(1)	Amounts reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. See note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of the assumptions used in valuing the 2023 awards. Certain of the amounts reflected will only vest upon the achievement of sufficient future performance and do not necessarily reflect the amounts that will actually be realized under the respective awards.
(2)	Amounts reflect (a) awards of 39,398, 21,796 and 14,774 restricted shares granted to Messrs. Witherell, Saladino and Connolly, respectively, all granted in 2024 in connection with the 2023 compensation program, which are valued at $21.93 per share (the closing price of our common stock on the day of grant, February 14, 2024) and (b) 26,534, 11,609 and 9,950 of performance units granted to Messrs. Witherell, Saladino and Connolly, respectively, all granted on June 15, 2023, which are valued at $30.15 per unit based on the anticipated performance at the time of grant, which is the probable outcome used to value these awards on the grant date using a Monte Carlo simulation. These performance awards vest on December 31, 2025, and, at anticipated performance, the grant date fair values are $800,000, $350,011 and $299,993 for Messrs. Witherell, Saladino and Connolly, respectively. At maximum performance, the grant date fair values of these performance awards are $1,600,000, $700,000 and $300,000 for Messrs. Witherell, Saladino and Connolly, respectively.

Grants of Plan Based Awards

The following table sets forth certain information with respect to restricted stock awards granted during the year ended December 31, 2023, for each named executive officer with respect to annual bonus and long-term incentive compensation, all of which were granted under the Incentive Award Plan. No options or other securities were granted during the year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares(3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey E. Witherell	2/14/24	—	—	—	—	—	—	39,398	$ 863,998
	6/15/23	—	—	—	13,267	26,534	53,068		$ 800,000

Anthony Saladino	2/14/24	—	—	—	—	—	—	21,796	$ 477,986
	6/15/23	—	—	—	5,805	11,609	23,218		$ 350,011

James M. Connolly	2/14/24	—	—	—	—	—	—	14,774	$ 323,994
	6/15/23	—	—	—	—	4,975	9,950	19,900	$ 299,993

__________

(1)	Reflects the date such awards were made effective.
(2)	Reflects performance units granted under our Incentive Award Plan, the material terms of which are described in the “Compensation Discussion and Analysis” under “Long-Term Equity Incentive Compensation.” The amounts actually earned with respect to such performance units, if any, would not be earned until the end of the applicable performance period.
(3)	Amounts reflect the number of restricted shares granted in 2024 for performance in 2023. Each of these grants vests in four equal annual installments, beginning on February 14th of the year following the date of grant.
(4)	Amounts reflect the aggregate grant date fair value of each stock award as determined under FASB ASC Topic 718. Amounts reflected were not actually received in 2023 and do not necessarily reflect the amounts that will actually be realized with respect to the equity-based awards.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth all outstanding equity awards held by each of our named executive officers at December 21, 2023.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey E. Witherell	92.655(2)	$2,230,206	36,062	$868,012
Anthony Saladino	32,372(2)	$779,194	15,777	$379,752
James M. Connolly	34,913(2)	$840,356	13,523	$325,499

_____________

(1)	The market value of unvested restricted common stock is calculated by multiplying the number of unvested shares of restricted common stock held by the applicable named executive officer by the closing price of our common stock on December 29, 2023, which was $24.07.
(2)	Amounts reflect unvested performance units granted in 2023. The vesting and material terms of the award are described in the "Compensation Discussion and Analysis" under "Long-Term Equity Incentive Compensation." The number of unvested performance units granted in 2023 for all NEOs is calculated by taking the maximum number of performance units multiplied by 132.2%, which is the weighted average percentage under the assumption of a target achievement of the MSCI US REIT Index Units through December 31, 2023. All performance units vest on December 31, 2025, subject to satisfaction of performance criteria for Messrs. Witherell, Saladino and Connolly, respectively.

2023 Option Exercises and Stock Vested

The following table sets forth certain information with respect to restricted stock grants that vested during 2023. As of December 31, 2023, the Company had no outstanding options to acquire our common stock.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting
Jeffrey E. Witherell	24,212	$535,311
Anthony Saladino	2,750	$59,925
James M. Connolly	6,912	$148,470

_____________

(1)	The number of shares reported were acquired as a result of the periodic vesting (four equal annual installments, commencing on the first anniversary of the date of grant) of the awards of such shares, the value of which is based on the closing price of our common stock on the first trading day following the vesting of such awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued under our Incentive Award Plan as of December 31, 2023.

Plan Category	Number of Securities to be issued upon exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders(2)	102,820	—	445,958
Total	—	—	445,958

_____________

(1)	The number of shares of common stock that may be issued pursuant to outstanding performance unit awards reflects the maximum payout.
(2)	Our Incentive Award Plan was approved by our stockholders in June 2023.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (calculated pursuant to Item 402(v)) and the Company’s performance.

Pay versus Performance Table

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for other NEOs(1) ($)	Average Compensation Actually Paid to other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mms)	Core FFO per Share ($)
					Company TSR(3) ($)	Peer Group TSR(4) ($)
2023	3,195,306	3,966,346	1,467,072	1,728,117	160.34	113.54	13.807	1.84
2022	2,256,580	1,392,434	914,375	672,114	122.70	99.82	(17.096)	1.83
2021	1,582,241	2,627,516	789,935	1,220,438	195.57	132.23	(15.267)	1.71
2020	1,210,608	1,110,033	743,690	659,266	88.23	92.43	(14.462)	1.86

_____________

(1)	Reflects summary compensation table amounts and Compensation Actually Paid to our PEO and the average summary compensation table amounts and Compensation Actually Paid to our Non-PEO NEOs, which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Jeffrey E. Witherell (CEO)	Anthony Saladino (EVP and CFO); James M. Connolly (EVP – Asset Management)
2022	Jeffrey E. Witherell (CEO)	Anthony Saladino (EVP and CFO); and James M. Connolly (EVP – Asset Management)
2021	Jeffrey E. Witherell (CEO)	James M. Connolly (EVP – Asset Management)

_____________

(2)	Compensation Actually Paid is calculated in accordance with SEC rules. Adjustments made to each NEO’s total compensation for each year to determine Compensation Actually Paid are shown in the table below:

Adjustments to Determine Compensation “Actually Paid” for PEO	2023	2022	2021
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(1,663,998)	$(744,977)	$(380,250)
Increase/decrease based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$2,173,965	$(464,725)	$488,750
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$190,148	$514,906	$800,000
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$70,925	$(169,350)	$136,775
Total Adjustments	$771,040	$(864,146)	$1,045,275

Adjustments to Determine Compensation “Actually Paid” for Non-PEOs (Average)	2023	2022	2021
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(725,992)	$(220,492)	$(152,100)
Increase/decrease based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$926,632	$(133,542)	$204,000
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$48,866	$152,398	$320,000
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$11,539	$(40,624)	$58,603
Total Adjustments	$261,045	$(242,260)	$430,503

_____________

(3)	Reflects the value of an initial investment of $100 in our Company’s stock on December 31, 2019, assuming dividends are reinvested throughout the period.
(4)	Reflects the value of an initial investment of $100 in the MSCI US REIT Index on December 31, 2019, assuming dividends are reinvested throughout the period

Tabular List of Most Important Financial Measures

The following reflect the financial measures that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2023:

Absolute Total Shareholder Return

Core FFO per Share

G&A as a % of Cash NOI

Net Debt to EBITDA

Relative Total Shareholder Return

Same-Store Cash NOI Growth

Relationship between Compensation Actually Paid and Performance

Compensation Actually Paid and Core FFO per Share

$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1.90
$1.85
$1.80
$1.75
$1.70
$1.65
$1.60
$1.86
$1.71
$1.83
$1.84
Plot Area
$1,110
$659
$2,628
$1,220
$1,392
$672
$3,966
$1,728
2020
2021
2022
2023
*Compensation in $000s
PEO Pay
NEO Pay
Core FFO/Share

Compensation Actually Paid and Net Income ($mms)

Chart Title
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$20.0
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
-$15.0
-$20.0
-$14.5
-$15.3
-$17.1
$13.8
$1,110
$659
$2,628
$1,220
$1,392
$672
$3,966
$1,728
2020
2021
2022
2023
*Compensation in $000s
PEO Pay
NEO Pay
Net Income

Compensation Actually Paid and TSR
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$195.57
$160.34
$132.23
$122.70
$113.54
$99.82
$88.23
$92.43
$1,110
$659
$2,628
$1,220
$1,392
$672
$3,966
$1,728
2020
2021
2022
2023
*Compensation in $000s
PEO Pay
NEO Pay
PLYM TSR
MSCI US REIT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for 2023 were Richard J. DeAgazio, Philip S. Cottone and John W. Guinee. In 2023, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries, and no member had any relationship requiring disclosure as a related person transaction under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Executive Agreements

We have entered into employment agreements and change in control agreements with our executive officers, which provide for salary, bonus, and other benefits, including severance upon termination of employment under certain circumstances. The material terms of the agreements are described above under “Executive Compensation--Executive Compensation Arrangements.”

Incentive Award Plan

An aggregate of 445,958 shares of our common stock and LTIP units are available for issuance under awards granted pursuant to the Incentive Award Plan as of December 31, 2023.

Indemnification of Officers and Directors

Our charter and bylaws provide for certain indemnification rights for our directors and officers and we have entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers, directors, partners, trustees, managers or members to the maximum extent permitted by Maryland law.

Review and Approval of Future Transactions with Related Persons

We have adopted and maintain a written policy for the review and approval of related party transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy provides that the Nominating and Corporate Governance Committee is responsible for reviewing and approving or disapproving all related party transactions, meaning any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) the Company will be a participant, and (c) a related person has a direct or indirect material interest. A related person will be defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing. The policy may deem certain related party transactions to be preapproved.

Legal Proceedings

We are not aware of any current legal proceedings involving any of our directors or executive officers and either the Company or any of its subsidiaries.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board may submit other matters to the stockholders for action at the annual meeting. Stockholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Our 2025 Proxy Statement

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2025 annual meeting may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2025 annual meeting is held within 30 days of June 27, 2025, stockholder proposals must be received by Jeffrey E. Witherell at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, no later than 5:00 p.m., Eastern Time on December 30, 2024, in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company’s 2025 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than November 30, 2024, nor later than 5:00 p.m., Eastern Time on December 30, 2024, together with all supporting documentation required by our Bylaws. For more complete information on these requirements, please refer to our Bylaws.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matters to be brought before the Annual Meeting other than those set forth herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET OR, IF YOU REQUEST WRITTEN PROXY MATERIALS BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR
VOTING INSTRUCTION FORM.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K is available on the investor relations webpage of our Internet website, www.plymouthreit.com.

By Order of the Board of Directors,

Jeffrey E. Witherell
Chairman of the Board
April 29, 2024

Plymouth Industrial Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

PLYMOUTH INDUSTRIAL REIT, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 26, 2024.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

INTERNET

www.cstproxyvote.com

Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING

On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

^ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ^

PROXY

Please mark your votes like this [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4, AND FOR “THREE YEARS” ON PROPOSAL 3.

1.       Election of Directors

(1)       Philip S. Cottone

(2)       Richard J. DeAgazio

(3)       David G. Gaw

(4)       John W. Guinee

(5)       Caitlin Murphy

(6)       Pendleton P. White, Jr.

(7)       Jeffrey E. Witherell

FOR all Nominees listed to the left [ ]

WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left [ ]

(Instruction: To withhold authority to vote for any individual nominee strike a line through that nominee’s name in the list above.)

2.       Advisory vote regarding the approval of compensation paid to our executive officers. FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3.       Advisory vote on the frequency of future advisory votes on executive compensation. 3 YEARS [ ]    2 YEARS [ ]    1 YEAR [ ]    ABSTAIN [ ]

4.       Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2024. FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

CONTROL NUMBER

Signature__________ Signature, if held jointly_________ Date_______, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Plymouth Industrial Proxy Card Back

^ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ^

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLYMOUTH INDUSTRIAL REIT, INC.

The undersigned appoints Anne A. Hayward, as proxy, with the power to appoint her substitute, and authorizes her to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Plymouth Industrial REIT, Inc., held of record by the undersigned at the close of business of April 12, 2024 at the Annual Meeting of Stockholders of Plymouth Industrial REIT, Inc. to be held on June 27, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, IN FAVOR OF “THREE YEARS” ON PROPOSAL 3, AND IN FAVOR OF PROPOSAL 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(To be marked, dated and signed, on the other side)